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                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549





                                       FORM 8-K

                                    CURRENT REPORT




                          Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934





Date of Report (Date of earliest event reported)                  May 23, 1997
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                          INTEK DIVERSIFIED CORPORATION
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                (Exact name of registrant as specified in its charter)

  DELAWARE                            0-9160                    04-2450145
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(State or other jurisdiction      (Commission               (IRS Employer Iden-
of incorporation)                 File Number)              tification No.)

  970 WEST 190TH ST., SUITE 720, TORRANCE, CA                     90502
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(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:    310-366-7335
                                                      -------------------------
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Item 5.  OTHER EVENTS.

         On February 6, 1997, Intek Diversified Corporation, a Delaware corporation ("Intek"or the "Company"), a vertically integrated provider of communications services and products utilizing Linear Modulation (LM) wireless technology, sold a series of 7.5% Convertible Debentures Due 2000 (the "Debentures"), and Offshore Warrants (the "Warrants") to purchase up to an aggregate of 425,000 shares of Intek common stock par value $0.01 per share ("Common Stock"), to three purchasers at an aggregate net purchase price of $3,990,000. The sale of the Debentures and Warrants was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Rule 903 of Regulation S.

         On May 23, 1997, Intek redeemed all outstanding Debentures. Intek paid a redemption premium of 10 percent plus all due and payable accrued and unpaid interest. The funds used for the redemption were loaned to Intek by Securicor Communications Ltd., Intek's largest shareholder.

         The Debentures had a maturity of February 6, 2000 and bore interest at the rate of 7.5% per annum. Such interest was payable in cash or Common Stock at the option of the holder of such Debenture. One-third of the principal amount of the Debentures became convertible into Common Stock on or after May 7, 1997, an additional 33% was scheduled to become convertible at any time after August 5, 1997, and the balance of the principal amount was scheduled to become convertible at any time after November 3, 1997. The Debentures were convertible at the lesser of $3.825 per share or 80% of the average closing bid price per share of the Common Stock on the five trading days preceding the conversion date. The principal amount of the Debentures would have been reduced by an amount equal to the conversion price of the Debentures multiplied by the number of shares of Common Stock issued pursuant thereto.

         The redemption of the Debentures reduced the previously anticipated interest expense of $800,000 (of which $325,000 was recorded in the quarter ended March 31, 1997) to a $400,000 interest expense.

         The Warrants (which remain outstanding) became exercisable by the holders after April 7, 1997. The Warrants are exercisable at $4.59 per share and are subject to anti-dilution adjustments. Intek has the right to require the holders to exercise the Warrants, in whole or in part, after April 6, 1998.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.



    (c)  EXHIBITS.

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         10.1  Convertible Debenture Redemption Agreement dated May 23,
               1997 between Intek Diversified Corporation and Infinity Investors Limited.

         10.2 Convertible Debenture Redemption Agreement dated May 23, 1997 between Intek Diversified Corporation and Infinity Emerging Opportunities Limited.

         10.3 Convertible Debenture Redemption Agreement dated May 23, 1997 between Intek Diversified Corporation and Fairway Capital Limited.


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                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Intek has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   June 12, 1997                 Intek Diversified Corporation


                                       By: /s/ Lee Montellaro
                                           ---------------------------------
                                           Name: Lee Montellaro
                                           Title: Chief Financial Officer

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                                  INDEX TO EXHIBITS

                                       EXHIBIT                              PAGE
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10.1   Convertible Debenture Redemption Agreement dated May 23, 1997 between
       Intek Diversified Corporation and Infinity Investors Limited.

10.2 Convertible Debenture Redemption Agreement dated May 23, 1997 between Intek Diversified Corporation and Infinity Emerging Opportunities Limited.

10.3 Convertible Debenture Redemption Agreement dated May 23, 1997 between Intek Diversified Corporation and Fairway Capital Limited.


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